ADSMART NETWORK
                            REPRESENTATION AGREEMENT
                            ------------------------

     THIS REPRESENTATION AGREEMENT (the "Agreement") is made on this 26th day of April, 1999 (the "Effective Date"), by and between ADSMART NETWORK ("ADSMART") with its principal place of business located at 100 Brickstone Square, 5th
Floor, Andover, MA 01810 and PHOTOLOFT.COM, INC. ("PLI") with its principal place of business located at 300 Orchard City Dr. Suite 142, Campbell, CA 95008.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ADSmart and PLI agree to the following:

1.     ADSMART  RESPONSIBILITIES.

(a)     Representation.  ADSmart  will  provide advertising sales representation
        --------------
and consultation services (collectively the "Representation Services") on behalf of PLI's web site(s) (the "Website") set forth in Attachment A
("Attachment A") and made a part of this Agreement. In connection with such Representation Services, ADSmart shall actively promote the Website and solicit advertising for the Website. Any and all advertising shall be subject to the approval of PLI in its absolute and unfettered discretion.

(b)     Exclusivity.  ADSmart  is  appointed  the exclusive sales representative
        -----------
for PLI for the Initial Term and all Renewal Terms of this Agreement, as defined below

(c)     Management  Services.  ADSmart  will  provide  the  following management
        --------------------
services  ("Management  Services"):

     (i) Collect advertising creative ("Creative") from advertisers or ad agencies ("Advertisers") that will be displayed on the Website.

     (ii) Provide pipeline reports (the "Pipeline Reports") every two (2) weeks,
          which  outline  advertising  schedule,   including  costs,  number  of
          impressions and outstanding proposals to Advertisers.

     (iii)Update PLI on the progress and demand of the Internet advertising marketplace.

     (iv) Consult with PLI on marketing and advertising opportunities.

(d)     Ad  Serving  &  Tracking.
        ------------------------

          (i) Banners.  PLI will utilize banner serving through  ADSmart.  There
              -------
     will be no charge by ADSmart for this service (Subject to section 2F below). ADSmart shall have exclusive control of the banner inventory allocated to ADSmart by PLI and ADSmart shall have reasonable discretion over the content and nature of the banners that can be sold to cover banner serving and bandwidth cost. ADSmart will not run any advertising campaign on the Website, which PLI reasonably determines to be offensive to PLI or its customers or inconsistent with PLI's editorial policy.




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Promotional  campaigns  and/or  sponsorships shall not be included in the banner inventory  allocated  to  ADSmart.

          (ii)  Specific  Requests.  If PLI requests  specific  paid or non-paid
                ------------------
     campaigns to be placed on the banner spots allocated to ADSmart, PLI shall pay ADSmart $.55 net per thousand impressions, for paid or non-paid open inventory banner serving, auditing and reporting. ADSmart will deduct fees for banner serving from checks being sent to PLI for advertising revenue. If PLI requests banners to be served for its own internal purposes, using the cost listed above, the amount of banner impressions will not exceed ten percent (10%) of the monthly banner inventory allocated to ADSmart by PLI.

(f)     Guarantee
        ---------
ADSmart guarantees that it will sell 100% of PLI's allocated banner inventory at a minimum $2.00 gross CPM.

2.     PLI'S  RESPONSIBILITIES.

(a)     Impressions.  PLI  will  allocate  a  minimum  of  one-  (1)  million
        -----------
impressions  ("Impressions")  per  month  to  ADSmart.  (IMPRESSION-shall mean a
                                                         -----------
single  viewing  of  a  web  asset,  such  as  an  ad  banner or HTML document.)
Impressions shall be a cross section of all available Impressions on the Website. PLI will make reasonable efforts to ensure that the Impressions committed to ADSmart are available and notify ADSmart immediately in the event that any major decrease in Impressions is foreseen.

(b)     Website Information.  Upon execution of this Agreement, PLI will provide
        -------------------
ADSmart with the following information: available demographic and psychographic (interest and behavioral) information regarding Website audience, Website description by section, advertising and sponsorship opportunities, technical specifications relating to advertising, marketing information, and contact information. PLI agrees to keep all information provided to ADSmart current and will advise ADSmart on new opportunities with its Website and new services offered by PLI.

(c)     Tracking.  PLI will provide ADSmart with a detailed inventory projection
        --------
analysis     of  the  Website's  traffic, including visitor and page view totals
for  its  primary     sections.

(d)     Editorial  Policy.  PLI  will provide ADSmart with its Website editorial
        -----------------
policy.

(e)     Fulfillment of Advertising Campaigns.  PLI shall use its best efforts to
        ------------------------------------
fulfill  all     advertising  campaigns  obtained by ADSmart in a timely manner,
including  but  not     limited  to  fulfilling  estimated  impressions.

(f)     In-House Sales.ADSmart acknowledges that PLI's in-house sales force will
        ---------------
continue its advertising sales efforts concurrently with this agreement and ADSmart and PLI agree to work together to prevent duplication of sales efforts


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and  to  inform  the other of targeted advertisers.  To facilitate this process,
PLI shall provide ADSmart with a report every month or more often in PLI's discretion, which contains the same information provided by ADSmart to PLI in ADSmart's Pipeline Report.

(g)     Advertiser  Exclusions.  ADSmart  shall not pursue any Advertiser listed
        ----------
on  Attachment  B  ("Attachment  B")  and  made  a  part  of  this  Agreement.

3.     MARKETING  MATERIAL

(a)     Highlighting  and  Approval.  ADSmart  will highlight the Website in its
        ---------------------------
World     Wide  Web  site  on the Internet located at www.adsmart.net and within
                                                      ---------------
its media kit. PLI will have the right to review in advance and approve the final version of the media kit.

(b)     Marketing  Materials.  PLI  agrees  and  acknowledges  that  ADSmart may
        --------------------
market and promote the Website to potential Advertisers, by such means as it deems appropriate, including, without limitation, listing the in directories, trade publications, ADSmart proposals and presentations, advertisements, and other promotional opportunities.

(c)     Promotional  Material.  PLI  agrees  to  provide ADSmart with reasonable
        ---------------------
amounts  of  PLI's  promotional  materials.

(d)     Press Releases.  Both parties must approve in writing all press releases
        --------------
or announcements referring to any ADSmart/PLI agreement before they are released to the press or any third party.

(e)     Registry as Agent.  PLI authorizes  ADSmart Network to register as PLI's
        -----------------
agent in all relevant periodicals, directories, and other marketing sources identified by ADSmart and approved in advance by PLI within the scope of and during the Initial Term and all Renewal Terms of this Agreement.

4. COMPENSATION. For the Representation Services and Management Services provided by ADSmart, PLI agrees to pay ADSmart a thirty-five- (35%) percent commission on all net advertising revenues invoiced and collected by ADSmart arising out of the advertisements placed upon the Website by ADSmart during the term of this Agreement, less credits, refunds and sales or use taxes.

5.     BILLING.
       --------

(a)     Collection.  ADSmart  will  invoice  and collect all advertising revenue
        -----------
from  Advertisers  solicited  by  ADSmart  on  behalf  of  PLI.

(b)     Billing.    Billing by ADSmart is calculated using gross invoice amount,
        -------
equal to CPM in effect at the time of signature of the insertion Order, multiplied by the number of Impressions delivered divided by one thousand. The net invoice amount is the gross invoice amount less a 15% agency commission (where applicable). The invoice sent by ADSmart to the Advertiser will include both a gross invoice amount and the net invoice amount in applicable situations.



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ADSmart  shall  pay  PLI  the  amount  for each campaign calculated from the net invoice amount billed to the Advertiser (i.e., the amount that we are actually due to receive from the Advertiser), less ADSmart's Commission, as set forth in
Section  4  above.

(c)     Reports.  ADSmart  will  provide  written  details  of ADSmart generated
        -------
activity on the Website. These reports will, at a minimum, summarize (i) the ADSmart ad campaigns that ran and how long they ran, (ii) the number of Impressions delivered.

(d)     Payment.  ADSmart  shall  remit  amounts  due to PLI within fifteen (15)
        -------
business  days from the date of receipt of payment or within one hundred, twenty
(120)  days  from  the  end  of  the  campaign,  whichever  occurs  first

6.     CONFIDENTIAL  INFORMATION.  "Confidential  Information"  means  all
       --------------------------
information identified in written or oral format by the Disclosing Party as confidential, trade secret or proprietary information, and, if disclosed orally, summarized in written format within thirty (30) days of disclosure. Confidential Information shall also include the terms and conditions of this Agreement. "Disclosing Party" is the party disclosing Confidential Information. "Receiving Party" is the party receiving Confidential Information. The Receiving Party shall not use the Confidential Information except to carry out the purposes of this Agreement, or disclose the Confidential Information to any third party other than persons in the direct employ of the Receiving Party who have a need to have access to and knowledge of the Confidential Information solely for the purpose authorized above. Each party shall take appropriate measures by instruction and agreement prior to disclosure to such employees to assure against unauthorized use or disclosure. The Receiving Party shall have no obligation with respect to information which (i) was rightfully in possession of or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party without any obligation of confidentiality; or (iv) is disclosed by the Receiving Party under a valid order created by a court or government agency, provided that the Receiving Party provides prior written notice to the Disclosing Party of such obligation and the opportunity to oppose such disclosure. Upon written demand of the Disclosing Party, the Receiving Party shall cease using the Confidential Information and return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of notice.

7.     PLI'S REPRESENTATIONS AND WARRANTIES.PLI represents and warrants that (i)
       -------------------------------------
it has full power and authority to enter into this Agreement, (ii) this Agreement does not conflict with any other agreement or commitment made by PLI,
(iii) it shall not do anything to harm or bring into disrepute or disparage ADSmart or any Advertiser, (iv) the Website is year 2000 compliant, and (v) it will use best efforts to provide its services in accordance with the terms of this Agreement and in accordance with industry standards.



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8.     ADSMART'S  REPRESENTATIONS  AND  WARRANTIES.  ADSmart  represents  and
       --------------------------------------------
warrants  that (i) it has full power and authority to enter into this Agreement,
(ii) this Agreement does not conflict with any other agreement or commitment made by ADSmart, (iii) it shall not do anything to harm or bring into disrepute or disparage PLI, and (iv) it will use best efforts to provide its services in accordance with the terms of this Agreement and in accordance with industry standards.

9.     WARRANTV DISCLAIMER.EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES
       --------------------
PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED WITH RESPECT TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, NETWORK FAILURES, THIRD-PARTY AD SERVING DIFFICULTIES, THE SOFTWARE PROGRAMS, SERVICES PROVIDED HEREUNDER, OR ANY OUTPUT OR RESULTS THEREOF. ADSMART SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.     INDEMNIFICATION.   Each party agrees  to  indemnify,  defend,  and  hold
        ----------------
harmless the other party, and its successors, officers, directors, employees, agents and assigns, from and against any and all third party actions, causes of action, claims, demands, costs, liabilities, expenses and damages arising out of or in connection with any claim which, if true, would be a breach of the warranties, representations, and covenants set forth in this Agreement. ADSmart is not a party to and has no liability for any and all problems which may arise in connection with the Website, including, without limitation, failure to fulfill an advertising insertion order obtained as part of the Representation Services.

11. LIMITATION OF LIABILITY. Expect as set forth in paragraphs 6 and 10, ADSmart's total liability arising out of this Agreement or the services provided hereunder, whether based on contract, tort or otherwise, shall not exceed commissions paid to ADSmart for ad campaigns run on PLI's behalf or $50,000, whichever is less. PLI's total liability arising out of this Agreement or the services provided hereunder, whether based on contract, tort or otherwise, shall not exceed revenues received from ADSmart for ad campaigns run on PLI's behalf or $50,000, whichever is less.

12. EXCLUSION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, LOSS OF USE, OR LOSS OF PROFITS ARISING HEREUNDER OR FROM THE PROVISION OF SERVICES, INCLUDING ADVERTISING ON PLI'S WEBSITE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.     TERM  AND  TERMINATION.
        -----------------------

(a)     Basic  Provisions.  This  Agreement  shall  have a term of one year (the
        -----------------
 .'Term") and shall automatically renew for periods of one year thereafter (each, a

"Renewal Term"), unless either party provides sixty (60) days written notice of their intent to terminate the Agreement immediately prior to any renewal.

(b)     Minimum  Term.  After an initial term of ninety- (90) days, either party
        --------------
may terminate this Agreement at the end of ninety (90) days with thirty- (30) days-advanced written notice.

(c)     Breach  and  Cure.  In  the  event a party is given notice that it is in
        -----------------
material breach of this agreement, it shall have thirty (30) days from receipt to cure its breach in all material respects. On the failure so to cure, the non-breaching party may terminate this agreement. In the event of termination pursuant to this section, all revenue due PLI (minus all ad-serving fees & compensations due ADSmart) prior to termination will be paid in accordance with this Agreement.

(d)     Content.  ADSmart  may, in its sole discretion, decide to terminate this
        -------
Agreement immediately if ADSmart feels that continuing to represent PLI's Website conflicts with ADSmart's standards and the standards being set by other websites in ADSmart's network. Examples of this include: pornography, excessive violence, abusive and/or foul language, or a pattern of neglect on the Website such that it appears PLI is not updating it regularly, or has abandoned it altogether.

(e) For a period of three- (3) months following the expiration or earlier termination of this agreement, ADSmart shelf continue to be entitled to its commission for advertising revenue generated from any and all advertisers initially obtained by ADSmart. Except as set forth in this agreement, PLI shall have no other liability to ADSmart whatsoever and shall not be liable for any damages or losses to ADSmart resulting from the expiration or termination of this agreement.

14.     NON-COMPETITION.The  Parties  agree that during the Initial Term and all
        ----------------
Renewal Terms of this Agreement and for a period of six (6) months following the expiration or earlier termination of this Agreement, a Party shall not solicit the services of any employee of the other Party, including, without limitation, as a full or part-time employee or independent contractor unless such person has left the employment of a Party and formed his or her own business. In such case, Party shall have the right to hire such person as a consultant.

15.     MISCELLANEOUS.  Sections 4, 6, 7, 8, 9, 10, 11, 12, 13, 13(d), 14 and 15
        --------------
shall survive expiration or earlier termination of this Agreement. Nothing in this Agreement shall be deemed to create a partnership or joint venture between the parties and neither ADSmart nor PLI shall hold itself out as the agent of the other, except for that specified in this Agreement. Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered). Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. This agreement shall be interpreted under the laws of the Commonwealth of Massachusetts, and the parties submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts, including the federal courts located there. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement. This Agreement, including all attachments which are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter. Neither ADSmart nor its agents, if any, is a franchise, partner, broker, employee, servant or agent of PLI. Each is an independent contractor with respect to its right s and obligations under this agreement.


IN WITNESS OF THE FOREGOING, the parties have caused the Agreement to be signed as of the Effective Date set forth above.


ADSMART  NETWORK                             PHOTOLOFT.COM

BY:  /S/  JEFF  EISENBERG                    BY:  /S/  JACK  MARSHALL
                                                  ------------------

NAME:  JEFF  EISENBERG                       NAME:  JACK  MARSHALL

TITLE:  VP,  BUSINESS  DEVELOPMENT           TITLE:  PRESIDENT

DATE:  APRIL  26,  1999                      DATE:  4/29/99





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                                  ATTACHMENT A

     This Attachment dated April 26, 1999 supersedes any previous drafted Attachment A.
     Representation  by  ADSmart  for  PLI  includes  the  following Website(s):
Site  Name  -

     http://www.i)hotoloft.com
     -------------------------

     plus  Co-Branded  photoloft.com  sites  -

                                  ATTACHMENT B

     This Attachment dated April 26, 1999 supersedes any previous drafted Attachment B.

     ADSmart is not to contact any of the following accounts on behalf of PLI, unless PLI formally notifies ADSmart in writing:


Competitors:
------------

Kodak
PhotoPoint
PhotoNet
Live  Pictures
Zing
Photo  Highway
Club  Photo







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